                                                                    EXHIBIT 99.1


[COMPASS MINERALS LOGO]

NEWS RELEASE

CONTACTS:
Rodney L. Underdown (913-344-9395)                Peggy Landon (913-344-9315)
Chief Financial Officer                           Director of Investor Relations


                COMPASS MINERALS ANNOUNCES SECOND-QUARTER RESULTS

     OVERLAND PARK, Kan. (July 31, 2006) -- Compass Minerals (NYSE: CMP), a leading producer and marketer of salt and specialty fertilizer, reports the following second-quarter results:

- Price improvements helped drive an 11 percent increase in gross sales and a 7 percent increase in product sales over the 2005 quarter. Product sales exclude shipping and handling costs.

- Gross sales of the general trade product line increased 16 percent over the prior-year quarter.

- The company recorded a second-quarter loss of $2.1 million, or $0.07 per share, compared to a loss of $0.2 million, or $0.01 per share, from continuing operations in the second quarter of 2005. The year-ago results included a one-time, non-cash benefit from the release of a tax reserve. Excluding that special item, the company's net loss in the 2005 quarter was $5.0 million, or $0.16 per share. Compass Minerals typically records losses in the second quarter when the company is building rock salt inventories for the upcoming winter season.

- The bidding process for highway deicing contracts for the 2006-2007 winter season is more than 50 percent complete, and Compass Minerals has achieved price improvements of approximately 10 percent.

- The company voluntarily made a $10 million early principal payment on its term loan this quarter.

     "Compass Minerals is a remarkably agile company, which was demonstrated again this quarter. The company posted good results thanks to the benefits of our improved financial and tax structures, which helped offset the pressure on operating earnings," said Angelo Brisimitzakis, Compass Minerals' president and CEO. "I believe that we are well-positioned for the second half of the year with price improvements to help restore our margins and greater production at our Goderich mine, which we expect to offset much of the negative effects of the eight-week strike we experienced there this spring."


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Compass Minerals
Second-Quarter 2006 Earnings
Page 2 of 10


==========================================================================================================================
                                       FINANCIAL RESULTS FOR CONTINUING OPERATIONS*
                                               (IN MILLIONS EXCEPT FOR EPS)
==========================================================================================================================

                                                                             THREE MONTHS ENDED       SIX MONTHS ENDED
                                                                                   JUNE 30,               JUNE 30,
                                                                            ---------------------- -----------------------
                                                                                 2006      2005        2006        2005
                                                                            ---------------------- -----------------------
 Sales......................................................................    $ 108.1     $ 97.7      $ 326.0   $ 351.7
 Sales less shipping and handling cost (product sales)......................       76.9       72.2        218.5     243.2
 Net earnings (loss) from continuing operations.............................       (2.1)      (0.2)        26.5      22.3
 Net earnings (loss) from continuing operations, excluding special items....       (2.1)      (5.0)        26.5      22.9
 Diluted per-share earnings (loss) from continuing operations**.............      (0.07)     (0.01)        0.82      0.69
 Diluted per-share earnings (loss) from continuing operations,
 excluding special items** .................................................      (0.07)     (0.16)        0.82      0.72
 EBITDA.....................................................................       19.0       17.2         80.3      83.8
 Adjusted EBITDA............................................................       17.4       18.0         78.3      84.8
--------------------------------------------------------------------------------------------------------------------------
*  Excludes discontinued operations from 2005 results
** Negative EPS is not diluted


     Rock salt production was temporarily reduced at the company's mine in Goderich, Ontario during the strike which ended on June 8, 2006. This production interruption contributed to a 13 percent reduction in highway deicing product sales volumes compared to the prior-year quarter. The production interruption also caused a shift to a higher-priced product mix that, along with increases to recover higher transportation costs, contributed to a 27 percent year-over-year price improvement. Compass Minerals expects the strike-related production interruption to reduce the amount of highway deicing salt that will be available for the 2006-2007 winter but expects that improved pricing will prevent a corresponding decline in normal-winter deicing-salt revenues and margins.

     The general trade product-line price increase that was announced in December 2005 helped improve the average selling price of general trade products by 14 percent over the 2005 quarter and helped produce a 16 percent year-over-year improvement in general trade product-line revenues.

     Heavy rains in California reduced the application of sulfate of potash during the quarter, which contributed to lower specialty-fertilizer sales volumes compared to the 2005 quarter. Price improvements counterbalanced the volume shortfall and helped generate a modest year-over-year gain in specialty-fertilizer revenues. The company continues to expect full-year sales volumes to be similar to those of 2004 and 2005.


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Compass Minerals
Second-Quarter 2006 Earnings
Page 3 of 10


 =============================================================================================================
                                              SELECTED SALES DATA
 =============================================================================================================

                                                       THREE MONTHS ENDED               SIX MONTHS ENDED
                                                            JUNE 30,                        JUNE 30,
                                                 ---------------------------     ----------------------------
                                                    2006             2005           2006             2005
                                                 ----------       ----------     ----------       -----------
SALES VOLUMES (IN THOUSANDS OF TONS):
Highway deicing............................           833             963            4,418             5,824
General trade..............................           519             510            1,060             1,137
Specialty fertilizer.......................            95             104              192               208
AVERAGE SALES PRICE (PER TON):
Highway deicing............................      $  29.50        $  23.30         $  35.59          $  32.47
General trade..............................        107.66           94.09           106.99             97.29
Specialty fertilizer.......................        292.61          260.89           288.95            250.13
-------------------------------------------------------------------------------------------------------------

     Shipping and handling costs were 29 percent of sales in the 2006 quarter compared to 26 percent in the 2005 quarter. Barge shipping rates have risen substantially year-over-year, which affects approximately one-fourth of the company's North American rock salt shipments. Virtually all other transportation costs have also risen since the second quarter of 2005.

     Second-quarter gross profit of $20.0 million was $1.1 million lower than the prior-year quarter, reflecting a reduction of approximately $3 million to $4 million due to the effects of reduced production and incremental costs caused by the strike at the company's mine in Goderich, Ontario. The company expects a portion of these negative effects to be recovered through higher production levels during the last six months of the fiscal year. Compass Minerals also incurred higher natural gas costs and increases in the cost of other inputs in the current-year quarter. The company received final proceeds of $1.0 million from a business interruption insurance claim for missed deicing salt sales in early 2005, which were recorded as a reduction of the product cost.

     The $2.2 million reduction of interest expense was the result of refinancing Compass Minerals' senior subordinated notes in December 2005, partially offset by higher accreted interest on the company's discount notes and interest allocated to discontinued operations in the 2005 quarter. Non-cash interest on the discount notes accounted for $7.2 million of the $13.1 million interest expense in the current quarter. Debt totaled $577.6 million at June 30, 2006 and debt net of cash was $519.5 million.

    Other income improved by $2.4 million due to higher interest income as well as a modest foreign exchange gain in 2006. The income tax benefit was increased by a $0.6 million true-up of previous accruals for foreign taxes in the 2006 quarter.


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Compass Minerals
Second-Quarter 2006 Earnings
Page 4 of 10


     The company's inventories rose by 17 percent over the prior-year quarter due to increases in the per-ton value of the inventory, which was partially offset by lower highway deicing salt inventory levels. The higher value reflects increased input costs and higher transportation costs associated with moving products to storage locations.

     Year-to-date, net earnings from continuing operations improved 19 percent to $26.5 million, or $0.82 per diluted share, from $22.3 million, or $0.69 per diluted share, for the six months ended June 2005. The six months ended June 2005 included the previously mentioned release of a tax reserve as well as a $5.4 million charge to tax expense related to the repatriation of funds from the United Kingdom. Excluding those special items, Compass Minerals' net earnings from continuing operations in the 2005 period were $22.9 million, or $0.72 per diluted share.

CONFERENCE CALL

     Compass Minerals will discuss its results on a conference call this afternoon at 4:00 p.m. ET. To access the conference call, interested parties should visit the company's website at www.CompassMinerals.com or dial (877) 228-7138. Callers must provide the conference ID number 3078140. Outside of the U.S. and Canada, callers may dial (706) 643-0377. Replays of the call will be available on the company's website for two weeks. The replay can also be accessed by phone for seven days at (800) 642-1687, conference 3078140. Outside of the U.S. and Canada, callers may dial (706) 645-9291.

ABOUT COMPASS MINERALS

     Based in the Kansas City metropolitan area, Compass Minerals is the second-leading salt producer in North America and the largest in the United Kingdom. The company operates ten production and packaging facilities, including the largest rock salt mine in the world in Goderich, Ontario. The company's product lines include salt for highway deicing, consumer deicing, water conditioning, consumer and industrial food preparation, agriculture and industrial applications. In addition, Compass Minerals is North America's leading producer of sulfate of potash, which is used in the production of specialty fertilizers for high-value crops and turf, and magnesium chloride, which is a premium deicing and dust control agent.


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Compass Minerals
Second-Quarter 2006 Earnings
Page 5 of 10

NON-GAAP MEASURES

     Management uses a variety of measures to evaluate the company's performance. In addition to using GAAP financial measures, such as gross profit, net earnings and cash flows generated by operating activities, management uses EBITDA, a non-GAAP financial measure, to evaluate the performance of our core business operations. To effectively manage our resource allocation, cost of capital and income tax positions, we evaluate the operating units on the basis of EBITDA. EBITDA is not calculated under GAAP and should not be considered in isolation or as a substitute for net earnings, cash flows or other financial data prepared in accordance with GAAP or as a measure of our overall profitability or liquidity. EBITDA excludes interest expense, income taxes and depreciation and amortization, each of which is an essential element of our cost structure and cannot be eliminated. Our borrowings are a significant component of our capital structure and interest expense is a continuing cost of debt. We are also required to pay income taxes. We have a significant investment in capital assets, and depreciation and amortization reflects the utilization of those assets in order to generate revenues. Consequently, any measure that excludes these elements has material limitations. EBITDA does, however, include other cash and non-cash items which management believes are not indicative of the ongoing operating performance of our core business operations. Management excludes these items to calculate adjusted EBITDA. While EBITDA and adjusted EBITDA are frequently used as measures of operating performance, these terms are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the methods of calculation.

     Excluding special items from net earnings is meaningful to investors because it provides insight with respect to the ongoing operating results of the company. Special items include charges to income tax expense for repatriating funds and the partial release of a tax reserve. Management's calculations of these measures are set forth in the tables below.



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Compass Minerals
Second-Quarter 2006 Earnings
Page 6 of 10


===============================================================================================================================
                           RECONCILIATION FOR EBITDA AND ADJUSTED EBITDA FROM CONTINUING OPERATIONS
                                                         (in millions)
===============================================================================================================================

                                                                             THREE MONTHS ENDED            SIX MONTHS ENDED
                                                                                  JUNE 30,                      JUNE 30,
                                                                       --------------------------------------------------------
                                                                             2006         2005              2006        2005
                                                                       --------------------------------------------------------
Net earnings (loss) from continuing operations...................      $    (2.1)   $     (0.2)         $    26.5    $    22.3
Income tax expense (benefit) ....................................           (2.2)         (7.3)               6.9         11.5
Interest expense ................................................           13.1          15.3               26.6         30.3
Depreciation, depletion and amortization(1)  ....................           10.2           9.4               20.3         19.7
                                                                       --------------------------------------------------------
EBITDA from continuing operations................................      $    19.0    $     17.2          $    80.3    $    83.8
Adjustments to EBITDA from continuing operations:
  Other (income) expense (2) ....................................           (1.6)          0.8               (2.0)         1.0
                                                                       --------------------------------------------------------
Adjusted EBITDA from continuing operations.......................      $    17.4    $     18.0          $    78.3    $    84.8



(1) Excludes expense related to discontinued operations in 2005
(2) Primarily includes interest income and foreign exchange gains and losses in all periods





===============================================================================================================================
                      RECONCILIATION FOR NET EARNINGS FROM CONTINUING OPERATIONS, EXCLUDING SPECIAL ITEMS
                                                         (in millions)
===============================================================================================================================
                                                                             THREE MONTHS ENDED            SIX MONTHS ENDED
                                                                                   JUNE 30,                      JUNE 30,
                                                                       --------------------------------------------------------
                                                                             2006            2005            2006       2005
                                                                       --------------------------------------------------------
Net earnings (loss) from continuing operations....................      $     (2.1)    $     (0.2)     $     26.5  $     22.3

      Plus (less) special items:
      Release of tax reserve, net of other tax adjustments(1) .......          ---           (4.8)            ---        (4.8)
      Charge to income tax expense for repatriation of funds(2)......          ---            ---             ---         5.4
                                                                       --------------------------------------------------------
Net earnings (loss) from continuing operations, excluding special       $     (2.1)    $     (5.0)     $     26.5  $     22.9
items


(1) In 2005, taxing authorities developed a framework to treat cross-border transactions between the U.S. and Canada more consistently, so we reversed previously recorded income tax reserves of $4.8 million, net of other income tax adjustments.

(2) We recorded a $5.4 million charge to income tax expense due to a repatriation of funds from the U.K. in the first quarter of 2005.



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Compass Minerals
Second-Quarter 2006 Earnings
Page 7 of 10




                      COMPASS MINERALS INTERNATIONAL, INC.
               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                        (IN MILLIONS, EXCEPT SHARE DATA)



                                                                      THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                                           JUNE 30,                            JUNE 30,
                                                               ------------------------------        -----------------------------
                                                                    2006             2005                2006            2005
                                                               -------------    -------------        -------------   -------------
Sales .................................................        $      108.1      $       97.7        $      326.0     $      351.7
Shipping and handling cost ............................                31.2              25.5               107.5            108.5
Product cost ..........................................                56.9              51.1               133.5            150.6
                                                               ------------      ------------        ------------     ------------
   Gross profit .......................................                20.0              21.1                85.0             92.6

Selling, general and administrative expenses...........                12.8              12.5                27.0             27.5
                                                               ------------      ------------        ------------     ------------

   Operating earnings..................................                 7.2               8.6                58.0             65.1

Other (income) expense:
   Interest expense ...................................                13.1              15.3                26.6             30.3
   Other, net .........................................                (1.6)              0.8                (2.0)             1.0
                                                               ------------      ------------        ------------     ------------

Earnings (loss) from continuing operations
  before income taxes .................................                (4.3)             (7.5)               33.4             33.8

Income tax expense (benefit) ..........................                (2.2)             (7.3)                6.9             11.5
                                                               ------------      ------------        ------------     ------------

Net earnings (loss) from continuing operations.........                (2.1)             (0.2)               26.5             22.3
Net earnings (loss) from discontinued
  operations, net of income taxes .....................                 ---              (0.5)                ---             (0.4)
                                                               ------------      ------------        ------------     ------------

Net earnings (loss) ...................................        $       (2.1)     $       (0.7)       $       26.5     $       21.9
                                                               ============      ============        ============     ============

Basic net earnings (loss) per share:
  Continuing operations ...............................               (0.07)     $      (0.01)       $       0.82     $       0.71
  Discontinued operations .............................                 ---             (0.02)                ---            (0.01)
                                                               ------------      ------------        ------------     ------------
Basic net earnings (loss) per share ...................               (0.07)            (0.03)               0.82             0.70
                                                               ============      ============        ============     ============

Diluted net earnings (loss) per share:
  Continuing operations ...............................        $      (0.07)     $      (0.01)       $       0.82     $       0.69
  Discontinued operations .............................                 ---             (0.02)                ---            (0.01)
                                                               ------------      ------------        ------------     ------------
Diluted net earnings (loss) per share .................        $      (0.07)            (0.03)               0.82             0.68
                                                               ============      ============        ============     ============

Cash dividends per share...............................        $      0.305      $      0.275        $       0.61     $       0.55
Basic weighted-average shares outstanding..............          32,011,226        31,430,900          32,225,501       31,285,807
Diluted weighted-average shares outstanding............          32,011,226        31,430,900          32,499,975       31,966,910



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Compass Minerals
Second-Quarter 2006 Earnings
Page 8 of 10


                      COMPASS MINERALS INTERNATIONAL, INC.
               CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                 (IN MILLIONS)


                                                                                 JUNE 30,        DECEMBER 31,
                                                                                   2006             2005
-----------------------------------------------------------------------------------------------------------------
                                                         ASSETS

Cash and cash equivalents                                                      $    58.1         $     47.1

Receivables, net                                                                    57.6              183.0

Inventories                                                                        106.2               81.5

Other current assets                                                                19.8               22.8

Property, plant and equipment, net                                                 367.2              366.1

Intangible and other noncurrent assets                                              55.1               49.8
-----------------------------------------------------------------------------------------------------------------
Total assets                                                                   $   664.0         $    750.3
=================================================================================================================

                                    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Total current liabilities                                                      $    80.8         $    139.4

Long-term debt, net of current portion                                             574.3              612.4

Deferred income taxes and other noncurrent liabilities                              71.9               77.6

Total stockholders' equity (deficit)                                               (63.0)             (79.1)
-----------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity (deficit)                           $   664.0         $    750.3
=================================================================================================================



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Compass Minerals
Second-Quarter 2006 Earnings
Page 9 of 10


                      COMPASS MINERALS INTERNATIONAL, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                  (IN MILLIONS)


                                                                           SIX MONTHS ENDED
                                                                                JUNE 30,
                                                                        2006                2005
--------------------------------------------------------------------------------------------------------

Net cash provided by operating activities                             $   95.4           $  103.4
--------------------------------------------------------------------------------------------------------
Cash flows from investing activities:

    Capital expenditures                                                 (15.9)              (9.8)
    Other, net                                                            (2.1)              (0.3)
--------------------------------------------------------------------------------------------------------

Net cash used in investing activities                                    (18.0)             (10.1)
--------------------------------------------------------------------------------------------------------

Cash flows from financing activities:

    Principal payments on long-term debt                                 (21.7)             (20.2)
    Revolver activity                                                    (31.0)             (11.0)
    Dividends paid                                                       (19.7)             (17.2)
    Proceeds received from stock option exercises                          0.3                0.9
    Excess tax benefits from stock option exercises                        1.6                ---
    Other, net                                                            (0.1)               ---
--------------------------------------------------------------------------------------------------------

Net cash used in financing activities                                    (70.6)             (47.5)
--------------------------------------------------------------------------------------------------------

Effect of exchange rate changes on cash and cash equivalents               4.2                ---
--------------------------------------------------------------------------------------------------------
Net change in cash and cash equivalents                                   11.0               45.8
Cash and cash equivalents, beginning of the year                          47.1                9.7
--------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                              $   58.1           $   55.5
========================================================================================================


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Compass Minerals
Second-Quarter 2006 Earnings
Page 10 of 10


                           COMPASS MINERALS INTERNATIONAL, INC.
                             SEGMENT INFORMATION (UNAUDITED)
                                      (IN MILLIONS)



THREE MONTHS ENDED JUNE 30, 2006                  SALT           POTASH          OTHER (a)        TOTAL
---------------------------------------------------------------------------------------------------------
Sales to external customers                     $  80.4            $ 27.7          $   ---        $ 108.1

Intersegment sales                                  ---               3.1             (3.1)           ---

Shipping and handling cost                         27.5               3.7              ---           31.2

Operating earnings (loss)(b)                        4.8               8.3             (5.9)           7.2

Depreciation, depletion and amortization            8.1               2.1              ---           10.2

Total assets                                      479.9             147.5             36.6          664.0
----------------------------------------------------------------------------------------------------------

THREE MONTHS ENDED JUNE 30, 2005                  SALT           POTASH          OTHER (a)        TOTAL
----------------------------------------------------------------------------------------------------------
Sales to external customers                     $  70.4            $ 27.3          $   ---        $  97.7

Intersegment sales                                  ---               2.8             (2.8)           ---

Shipping and handling cost                         21.5               4.0              ---           25.5

Operating earnings (loss)                           5.0               9.0             (5.4)           8.6

Depreciation, depletion and amortization(c)         8.2               2.1              ---           10.3

Total assets                                      496.6             133.6             36.5          666.7
----------------------------------------------------------------------------------------------------------

SIX MONTHS ENDED JUNE 30, 2006                    SALT           POTASH          OTHER (a)        TOTAL
----------------------------------------------------------------------------------------------------------
Sales to external customers                     $ 270.6            $ 55.4          $   ---          326.0

Intersegment sales                                  ---               5.6             (5.6)           ---

Shipping and handling cost                         99.6               7.9              ---          107.5

Operating earnings (loss)(b)                       54.1              16.2            (12.3)          58.0

Depreciation, depletion and amortization           16.1               4.2              ---           20.3
----------------------------------------------------------------------------------------------------------

SIX MONTHS ENDED JUNE 30, 2005                    SALT           POTASH          OTHER (a)        TOTAL
-----------------------------------------------------------------------------------------------------------
Sales to external customers                     $ 299.6            $ 52.1          $   ---        $ 351.7

Intersegment sales                                  ---               4.8             (4.8)           ---

Shipping and handling cost                        100.5               8.0              ---          108.5

Operating earnings (loss)                          62.7              14.1            (11.7)          65.1

Depreciation, depletion and amortization(c)        17.2               4.3              ---           21.5
---------------------------------------------------------------------------------------------------------

(a) "Other" includes corporate items and eliminations.
(b) The salt segment includes $1.0 million and $5.1 million of insurance proceeds for the three and six months ended June 30, 2006, respectively.
(c) The salt segment includes approximately $0.9 million and $1.8 million of expense related to discontinued operations for the three and six months ended June 30, 2005, respectively.


This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and involve risks and uncertainties that could cause the Company's actual results to differ materially. The differences could be caused by a number of factors including those factors identified in Compass Minerals International's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2006. The Company will not update any forward-looking statements made in this press release to reflect future events or developments.

                                       ###